Exhibit 99.1

BioSig Technologies to Commence Trading on the Nasdaq

Trading to Begin on the Nasdaq Capital Market on September 21, 2018

SANTA MONICA, Calif., September 19, 2018 -- BioSig Technologies, Inc. (OTCQB:BSGM, OTCQB:BSGMD), a medical device company developing a proprietary biomedical signal processing platform designed to address an unmet technology need for the $4.6 billion electrophysiology (EP) marketplace, announced that its shares of common stock have been approved for trading on the Nasdaq Capital Market, commencing on Friday, September 21.

“We are extremely pleased to be stepping onto the Nasdaq Capital Market at this pivotal point,” stated Mr. Kenneth Londoner, Chairman and CEO of BioSig Technologies. "We begin trading on one of the world’s finest exchanges with a strong balance sheet, world-class IP, a leadership team with deep clinical and commercial expertise and support of several of the leading medical centers of excellence in our country. Our management and the Board of Directors believe that listing on the Nasdaq enables us to expand our shareholder base and provide access to a broader range of institutional investors worldwide as we commence targeted commercialization in the U.S., ultimately leading to the increase of shareholder value.”

The Company’s stock uplisting comes shortly after receiving the FDA 510(k) clearance for its first product, PURE EP(tm) System, the advanced signal acquisition and processing technology aimed to improve patient outcomes in the treatments of arrhythmia (irregular heartbeat). The Company completed 13 pre-clinical studies at Mayo Clinic and Mount Sinai to date and received first units from its contract manufacturer, Minnetronix earlier this month. BioSig recently made an announcement about strengthening its physician engagement efforts and continues to add experienced industry hires to its clinical and commercial teams.

Analysts forecast the global market for EP devices will grow at a 10.6 percent compound annual growth rate to more than $8.5 billion by 2024*, making it one of the fastest growing medical device segments. In the United States alone, the number of Atrial Fibrillation (AF) and Ventricular Tachycardia (VT) arrhythmia ablations is forecast to grow at 11 percent from 2015 to 2020**.

*EP device growth forecast from Electrophysiology Market by Devices Analysis, Market Research Engine, July 2017.

**Cardiac ablations growth forecast from Global Opportunities in Medical Devices & Diagnostics, Health Research International, 2016

About BioSig Technologies
BioSig Technologies is a medical technology company developing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosigtech.com). Led by a proven management team and a veteran, independent Board of Directors, Los Angeles-based BioSig Technologies is preparing to commercialize its PURE EP™ System. The technology has been developed to address an unmet need in a large and growing market.

The Company’s first product, PURE EP™ System, is a novel cardiac signal acquisition and display system which is engineered to assist electrophysiologists in clinical decision making during procedures to diagnose and treat patients with abnormal heart rates and rhythms. BioSig’s main goal is to deliver technology to improve upon catheter ablation treatments for the prevalent and deadly arrhythmias, Atrial Fibrillation and Ventricular Tachycardia. BioSig has partnered with Minnetronix on technology development and has received FDA 510(k) clearance for the PURE EP™ System in August 2018.

Forward-looking Statements
This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Natasha Drapeau
BioSig Technologies, Inc.
Executive Vice President

12600 Hill Country Blvd R-275

Austin, TX 78738

nrusskina@biosigtech.com

512-329-2643